WMX GROUP HOLDINGS, INC.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

The following WMX Group Holdings, Inc. (the “Company”) unaudited pro forma condensed combined balance sheet as of March 31, 2013 and unaudited pro forma condensed combined statements of operations for the year ended June 30, 2012 and for the nine months ended March 31, 2013, give effect to the acquisition of the 100% of the membership interests in the Oxford City Football Club, LLC (“Football Club”). On March 27, 2013 the Football Club acquired 49% of the outstanding capital stock of Oxford City Football Club (Trading) Limited which operates the Oxford City Football Club located in City of Oxford, England. The pro forma condensed combined balance sheet is presented as if the transaction had occurred on March 31, 2013, and the pro forma condensed combined statements of operations are presented as if the transactions had occurred on July 1, 2011.

The pro forma condensed combined balance sheet and the pro forma condensed combined statements of operations were derived by adjusting the historical financial statements of the Company.  The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.  The Company is accounting for the acquisition of the Football Club using the equity method in accordance with ASC 323, Investments — Equity Method and Joint Ventures.  The Company is currently in the process of determining the fair value of the assets and liabilities acquired in the transaction.  The pro forma balance sheet and the pro forma statements of operations were derived using the preliminary fair value of the assets and liabilities acquired in the transaction.  These fair values are subject to change as the Company completes the fair value determination process.

The unaudited pro forma financial information has been prepared by our management and is based on our historical financial statements and the assumptions and adjustments described herein and in the notes to the unaudited pro forma financial information below.  The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and the related notes thereto for the year ended June 30, 2012 included in Form 10-K for WMX Group Holdings, Inc.

The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the acquisition of assets actually occurred on the dates assumed nor is it necessarily indicative of WMX Group Holdings, Inc. future consolidated results of operations or financial position.

1

WMX GROUP HOLDINGS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF MARCH 31, 2013

(Unaudited)

	WMX Holdings Group, Inc.	Oxford City Football Club, LLC	Pro Forma Adjustments	Pro Forma Amount
ASSETS
Current assets:
Cash	$21,915	$0	$0	$21,915
Other current assets	18,962	0	0	18,962
Total current assets	40,877	0	0	40,877
Investment in Oxford City Football Club
(Trading) Limited	0	35,000	0	35,000
Property and equipment, net	22,725	0	0	22,725
	22,725	35,000	0	57,725
Total assets	$63,602	$35,000	$0	$98,602
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,799	$0	$0	$23,799
Officer compensation payable	331,527	0	0	331,527
Total current liabilities	355,326	0	0	355,326
Total Liabilities	355,326	0	0	355,326
Stockholders' Equity
Preferred stock	0	0	0
Common stock	22	0	0	22
Additional paid-in capital	3,526,561	35,000	0	3,561,561
Stock payable	215,591	0	0	215,591
Retained earnings	(4,033,898)	0	0	(4,033,898)
Total equity	(291,724)	35,000	0	(256,724)
Total liabilities and equity	$63,602	$35,000	$0	$98,602

2

WMX GROUP HOLDINGS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 31, 2013

(Unaudited)

	WMX Group Holdings, Inc.	Oxford City Football Club, LLC	Pro Forma Adjustments	Pro Forma Amount
Revenues	$53,435	$0	$0	$53,435
Operating expenses:
General and administrative	139,816	0	0	139,816
Depreciation	3,280	0	0	3,280
Software development	2,609	0	0	2,609
Officer compensation	764,780	0	0	764,780
Professional fees	87,370	0	0	87,370
Professional stock based fees	626,000	0	0	626,000
(Gain) loss on extinguishment of accounts payable and due to related parties	1,106,636	0	0	1,106,636
Total operating expenses	2,730,491	0	0	2,730,491
Income (loss) before other (income) expense	(2,677,056)	0	0	(2,677,056)
Other (income) expense
Share of income (loss) of Oxford City
Football Club (Trading) Limited	0	0	0	0
Total other (income) expense	0	0	0	0
Income (loss) before income taxes	(2,677,056)	0	0	(2,677,056)
Provision for income taxes	0	0	0	0
Net income (loss)	($2,677,056)	$0	$0	($2,677,056)
Basic and diluted net income (loss) per common share				($9.68)
Basic and diluted weighted average number of common shares outstanding				276,640

3

WMX GROUP HOLDINGS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2012

(Unaudited)

	WMX Group Holdings, Inc.	Oxford City Football Club, LLC	Pro Forma Adjustments	Pro Forma Amount
Revenues	$98	$0	$0	$98
Operating expenses:
General and adminstrative	62,566	0	0	62,566
Amortization	496	0	0	496
Depreciation	1,206	0	0	1,206
Impairment of fixed assets and intangible assets	1,488	0	0	1,488
Software development	52,849	0	0	52,849
Officer compensation	256,987	0	0	256,987
Professional fees	126,786	0	0	126,786
Sub-licensing expense	10,000	0	0	10,000
Professional stock based fees	497,064	0	0	497,064
Finance expense	25,000	0	0	25,000
Total operating expenses	1,034,442	0	0	1,034,442
Income (loss) before other (income) expense	(1,034,344)	0	0	(1,034,344)
Other (income) expense
Share of income (loss) of Oxford City
Football Club (Trading) Limited	0	(35,000)	0	(35,000)
Total other (income) expense	0	(35,000)	0	(35,000)
Income (loss) before income taxes	(1,034,344)	(35,000)	0	(1,069,344)
Provision for income taxes	0	0	0	0
Net income (loss)	($1,034,344)	($35,000)	$0	($1,069,344)
Basic and diluted net income (loss) per common shares				($3.55)
Basic and diluted weighted average number of common shares outstanding				301,415

4

WMX GROUP HOLDINGS, INC.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

A.	On April 29, 2013, the Company acquired all of the issued outstanding membership interests of Oxford City Football Club, LLC (“Football Club”). Football Club on March 27, 2013 acquired 49% of the outstanding capital stock of Oxford City Football Club (Trading) Limited which operates the Oxford City Football Club located in the City of Oxford, England. For consideration, the Company transferred 6,250 shares of common stock of WMX Group Holdings, Inc. (WMXG: OTC BB), a Florida corporation. The shares were valued at $35,000 based on the closing price of $5.60 per share.